Joint Filer Information

Title of Security:	Common Stock

Issuer & Ticker Symbol:	Agilysys, Inc. (AGYS)

Designated Filer:	MAK Capital One LLC

Other Joint Filers:	MAK Capital Fund LP (the “MAK Capital Fund”); Michael A. Kaufman; Paloma International L.P. (“Paloma”); and S. Donald Sussman

Addresses:
The address of each of MAK Capital Fund and Mr. Kaufman is 590 Madison Ave., 9th Floor, New York, New York 10022

The address of Paloma is Two American Lane, Greenwich, Connecticut 06836.

The address of Mr. Sussman is 6100 Red Hook Quarter, 18B, Suites C, 1-6, St. Thomas, United States Virgin Islands 00802

Signatures:

Dated: July 20, 2010

MAK CAPITAL FUND LP By: MAK GP LLC, as General Partner

	By:	/s/ Michael A. Kaufman
Michael A. Kaufman, Managing Member

/s/ Michael A. Kaufman
Michael A. Kaufman

PALOMA INTERNATIONAL L.P. By: Paloma Partners Company L.L.C., General Partner

	By:	/s/ Michael J. Berner
Michael J. Berner Vice President

S. DONALD SUSSMAN

By:	/s/ Michael J. Berner
Michael J. Berner, Attorney-in-Fact